UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 1, 2017

Commission File No. 1-35933 (Gramercy Property Trust)
Commission File No. 33-219049 (GPT Operating Partnership LP)

Gramercy Property Trust
GPT Operating Partnership LP

(Exact Name of Registrant as Specified in its Charter)

Gramercy Property Trust	Maryland	56-2466617
GPT Operating Partnership LP	Delaware	56-2466618
	(State or other jurisdiction incorporation or organization)	(I.R.S. Employer of Identification No.)

90 Park Avenue, 32nd Floor New York, New York	10016
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02    Unregistered Sales of Equity Securities

On September 1, 2017, GPT Operating Partnership LP (the “Operating Partnership”), the operating partnership of Gramercy Property Trust (the “Company”), issued 1,184,235 Class A limited partnership units of the Operating Partnership (“OP Units”), priced at $29.56 per unit, in connection with the first closing (representing four properties) related to the acquisitions of a nine property, 2.0 million square foot portfolio of Class-A industrial buildings (the “Portfolio Acquisition”), which was previously announced in the Company’s Current Report on Form 8-K filed on August 30, 2017. The Operating Partnership did not receive any proceeds from the issuance of the OP Units. The Operating Partnership expects to issue up to 3.0 million OP Units, priced at $29.56 per unit, in connection with the subsequent closings related to the Portfolio Acquisition for the five remaining properties, which are expected to occur in the third quarter of 2017.

Each OP Unit may be presented for redemption, at the election of the holder, for cash equal to the then fair market value of one of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), except that the Company may, at its election, acquire each OP Unit so presented for one Common Share.

The Operating Partnership issued the OP Units without registration in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication, including any statements regarding beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “would,” “could”, “potential,” “continue,” “ongoing,” “upside,” “increases,” and “potential,” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) changes in financial markets, interest rates and foreign currency exchange rates, (ii) risks associated with acquisitions, (iii) availability of financing and capital, (iv) national, international, regional and local economic climates, and (v) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading “Risk Factors” in its most recently filed reports on Form 10-K and 10-Q.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2017

By:    /s/ Jon W. Clark
Name:    Jon W. Clark
Title:    Chief Financial Officer